EXHIBIT 5.1
                                February 23, 2004

Arrowhead Research Corporation
150 S. Los Robles, Suite 480
Pasadena, California 91101

     Re:     Registration Statement on Form S-3
             ----------------------------------

Ladies and Gentlemen:

     The undersigned has examined the Registration Statement on Form S-3 to be filed by Arrowhead Research Corporation (the "Company") with the Securities and Exchange Commission on or about February __, 2004 (the "Registration Statement"), in connection with the registration for resale under the Securities Act of 1933, as amended (the "Securities Act"), of Common Stock and Warrants previously issued to the Selling Security Holders identified therein, along with additional Common Stock issuable upon exercise of the Warrants. This opinion is furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-B.

     For purposes hereof, the undersigned has examined such matters of law and such documents, corporate records and other instruments as the undersigned has deemed necessary, assuming the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to originals of all documents submitted as certified, photostatic or conformed copies, and the authenticity of the originals of all such documents. The undersigned has also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. With your consent, the undersigned has relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

     Based upon the foregoing, and relying thereon, it is the opinion of the undersigned that the shares of Common Stock and Warrants were, and that the shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be, legally and validly issued, and are or will be fully paid and non-assessable.

     No opinion is expressed herein as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the general corporate laws of the State of Delaware and the State of California. Furthermore, this opinion is based solely upon existing laws, rules and regulations, and the undersigned undertakes no obligation to advise you of any changes that may be brought to the attention of the undersigned after the date hereof.

     The  undersigned  consents  to the filing of this opinion letter as Exhibit
5.1  to  the  Registration  Statement.

                                                Very truly yours,


                                                /s/  James M. Phillips, Jr.
                                                ----------------------------
                                                James M. Phillips, Jr.


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